UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 8, 2025

ConnectM Technology Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-41389 (Commission File Number)	87-2898342 (I.R.S. Employer Identification Number)

2 Mount Royal Avenue, Suite 550 Marlborough, Massachusetts (Address of principal executive offices)	01752 (Zip code)

617-395-1333
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CNTM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 8, 2025, Bhaskar Panigrahi, the Chief Executive Officer of ConnectM Technology Solutions, Inc. (the “Company”), after discussion with the Audit Committee of the Company and in consultation with the Company’s independent registered public accounting firm, concluded that the unaudited interim consolidated financial statements for the quarterly period ended September 30, 2024 (the “Restated Period”), as included in the Company’s Quarterly Report on Form 10-Q for such period (the “Prior Filing”), should no longer be relied upon due to material errors in those financial statements.

During preparation of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2024, it was discovered that:

•	There were note conversion agreements entered into during September 2024 where the shares of Company common stock to be issued upon conversion are considered issued and outstanding for accounting purposes (though not considered issued or outstanding for legal purposes) because the conversion agreements were determined to be debt restructurings and required recognition as extinguishments at the time the conversion agreements were entered into, irrespective of the timing of when the shares were issued. Accordingly, the shares underlying those agreements were not properly accounted for or disclosed as debt extinguishments and share issuances in the Prior Filing. Additionally, there were embedded derivatives contained within each note conversion agreement that were not properly identified, recorded at fair value at issuance, re-measured to fair value at the end of the reporting period, or disclosed in the Prior Filing. This has led to the overstatement of net loss, understatement of common stock, understatement of additional paid-in capital, overstatement of debt, and understatement of derivative liabilities in the Prior Filing.

•	The true-up adjustments in our master service agreements were improperly classified as revenue instead of as a reduction to operating expenses in the Prior Filing. This mis-classification has led to an overstatement of the Company’s revenue and selling, general, and administrative expenses in the Prior Filing.

•	Fees paid on our Forward Purchase Agreement were improperly classified as gain on forward purchase modification, a component of other income (expense), instead of as selling, general and administrative expenses in the Prior Filing. The mis-classification has led to an understatement of the Company’s selling, general and administrative expenses, loss from operations, and gain on forward purchase agreement modification and an overstatement of the Company’s total other expense.

The Company will file an amended Quarterly Report on Form 10-Q for the Restated Period, which will restate the unaudited financial statements for the Restated Period. The restatement is expected to materially impact the previously reported financial results for the Restated Period. Investors are cautioned not to rely on the Company’s previously issued financial statements for the Restated Period. The Company will provide updated financial information as soon as it becomes available.

The Audit Committee and management of the Company have discussed the matters disclosed in this Item 4.02(a) with its independent registered public accounting firm, Adeptus Partners LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: April 14, 2025

CONNECTM TECHNOLOGY SOLUTIONS, INC.

By:	/s/ Bhaskar Panigrahi
Name:	Bhaskar Panigrahi
Title:	Chief Executive Officer